As filed with the Securities and Exchange Commission on March 4, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE LION ELECTRIC COMPANY (Exact name of registrant as specified in its charter)
Québec, Canada (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)
921 chemin de la Rivière-du-Nord Saint-Jérôme, Québec, J7Y 5G2 Canada (Address of Principal Executive Offices)	J7Y 5G2 (Zip Code)

The Lion Electric Company Omnibus Incentive Plan, effective as of May 6, 2021

The Lion Electric Company Second Amended and Restated Stock Option Plan for
Directors, Executive Officers, Employees and Consultants, effective as of May 6, 2021

(Full title of the plan)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(Name and address of agent for service)

(302) 738-6680

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THE LION ELECTRIC COMPANY

REGISTRATION STATEMENT ON FORM S-8

This Registration Statement on Form S-8 is being filed by The Lion Electric Company (the “Company” or the “Registrant”) to register 13,917,294 common shares of the Company (“Omnibus Shares”) that may be issued pursuant to the Company’s Omnibus Incentive Plan, effective May 6, 2021 (the “Omnibus Plan”), and 8,701,199 common shares of the Company (“Legacy Shares”, and, together with the Omnibus Shares, the “Shares”) that may be issued pursuant to the Company’s legacy equity-based incentive plan adopted in November 2017, as amended and restated in December 2019 and May 2021 (the “Legacy Plan”, and together with the Omnibus Plan, the “Plans”). In addition, this Registration Statement registers the resale of up to 385,717 Shares that may be issued to the selling shareholders pursuant to the grant of options, deferred share units, performance share units, and/or restricted share units under the Plans, subject to exercise, vesting and settlement.

This Registration Statement contains two parts. The first part contains a “reoffer” prospectus prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). The reoffer prospectus permits reoffers and resales of those Shares referred to above that constitute “restricted securities,” within the meaning of Form S-8, by the selling shareholders named herein. The second part contains information required to be set forth in the Registration Statement pursuant to Part II of Form S-8.

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REOFFER PROSPECTUS

385,717 SHARES

The Lion Electric Company

COMMON SHARES

This reoffer prospectus relates to 385,717 common shares, no par value (the “Shares”), of The Lion Electric Company (“Lion,” “we,” “us,” “our,” or the “Company”) which may be reoffered and resold from time to time by the Selling Shareholders, named herein, who are directors, officers, employees or consultants of the Company or a subsidiary thereof, and that will be acquired, by the grant of options, deferred share units, performance share units, and restricted share units prior to the filing of this Registration Statement under (i) The Lion Electric Company Omnibus Incentive Plan, effective May 6, 2021 (the “Omnibus Plan”), and/or (ii) The Lion Electric Company Second Amended and Restated Stock Option Plan for Directors, Executive Officers, Employees and Consultants, effective as of May 6, 2021 (the “Legacy Plan”, and, together with the Omnibus Plan, the “Plans”) for such Selling Shareholders’ own account. We will not receive any proceeds from any sale of the Shares offered pursuant to this reoffer prospectus.

The Selling Shareholders may offer and sell the Shares at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Shares may be sold at the market price of the common shares of the Company (the “Common Shares”) at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of the Shares. The Shares may be sold through underwriters or dealers which the Selling Shareholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a reoffer prospectus supplement. For a description of the various methods by which the Selling Shareholders may offer and sell the Shares described in this reoffer prospectus, see the section entitled “Plan of Distribution.”

Our Common Shares are listed on the Toronto Stock Exchange (the “TSX”) and the New York Stock Exchange (the “NYSE”) under the symbol “LEV.” On February 29, 2024, the closing price of our Common Shares was US$1.47 (C$ 1.99) on the TSX and was US$1.46 (C$1.98) on the NYSE.

Investing in our Common Shares involves a high degree of risk. See “Risk Factors” section of our filings with the Securities and Exchange Commission (the “Commission”) incorporated by reference herein and the applicable reoffer prospectus supplement.

Neither the Commission nor any state securities commission has approved or disapproved of these securities or determined if this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is March 4, 2024

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If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. We have not authorized anyone to provide any information other than that contained in this reoffer prospectus, in any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred to you. We do not take responsibility for, and we do not provide any assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different information. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

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THE COMPANY

The Lion Electric Company is a reporting issuer in Canada, with our Common Shares listed for trading on the TSX and on the NYSE under the symbol “LEV.”

Lion’s business focuses on the design, development, manufacturing, and distribution of all-electric medium- and heavy-duty urban vehicles (“EV”). Each Lion vehicle is purpose-built for electric and entirely designed and assembled in-house, with its own chassis, truck cabin or bus body, proprietary battery technology with modular energy capacity and Lion software integration. Lion’s vehicles are assembled without relying on traditional combustion-engine vehicle retrofitting or third-party integrators. For certain specialized truck applications, Lion has also established partnerships and other relationships with third-party suppliers to enable it to offer to its clients a variety of vehicle configurations, upfit equipment options and applications which range from classic boxes for box trucks to other specialized applications such as all-electric ambulances and utility trucks.

Lion has more than 13 years of focused all-electric vehicle research and development, manufacturing and commercialization experience. Lion’s vehicles and technology benefit from over 22 million miles driven by more than 1,850 of its purpose-built all-electric vehicles that are on the road today, in real-life operating conditions.

Lion’s medium and heavy-duty EVs are specifically designed to address the needs of the sub-250 mile (or 400-km) mid-range urban market, which is generally viewed as well suited for electrification given vehicles are typically driven over a relatively modest distance and return to base at the end of every workday. Mid-range EV applications require less battery capacity, generally resulting in a lower vehicle cost, allowing for a suitable payload, and avoiding the need for an extensive charging station network alongside vehicle routes, all of which are viewed as contributing to a suitable use case and provide the potential for favorable economics when compared to incumbent diesel solutions.

Lion complements its product offering with various services available on-site at Lion’s experience centers, which are dedicated spaces where prospective customers, policymakers and other transportation industry stakeholders can familiarize themselves with Lion’s EVs, learn about their specifications and advantages, obtain sales support and meet sales representatives, discuss grant and subsidy assistance, obtain charging infrastructure assistance, receive vehicle training, maintenance support and have existing vehicles serviced. Services available on-site at Lion’s experience centers include product demonstrations and sales support, full-service training, charging infrastructure assistance and maintenance support. Lion has experience centers strategically located in key markets in the United States and Canada. Lion currently has 12 experience centers strategically located in key markets.

Our head and registered office is located at 921, chemin de la Rivière du Nord, Saint-Jerome (Quebec), Canada, J7Y 5G2. Our company website is https://thelionelectric.com/en. Information on or accessible through our Internet website is not a part of this reoffer prospectus.

When used in this reoffer prospectus, the terms the “Company,” “Lion,” “issuer,” “we,” “our,” and “us” refer to The Lion Electric Company and its consolidated subsidiaries, unless otherwise specified.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in any of our filings with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference in this prospectus, before making an investment decision. For more information, see “Where You Can Find More Information.”

OFFER STATISTICS AND EXPECTED TIMETABLE

The Selling Shareholders may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) up to 385,717 Shares. The actual per Share price that the Selling Shareholders will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution” below.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. These forward-looking statements are management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and statements may be made by or on our behalf. Words such as “should,” “could,” “may,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” and may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, the rules and regulations of the Commission, stock exchange rules, and other applicable laws, regulations and rules, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

USE OF PROCEEDS

The proceeds from the sale of the Shares offered pursuant to this reoffer prospectus are solely for the account of the Selling Shareholders. We will not receive any of the proceeds from any sale of Shares by the Selling Shareholders.

SELLING SHAREHOLDERS

The Shares being registered by this reoffer prospectus consists of 385,717 Shares that may be issued to the individuals listed below (the “Selling Shareholders”) pursuant to the grant of options, deferred share units, performance share units, and/or restricted share units under the Plans, subject to exercise, vesting and settlement.

We are registering these Shares to permit the Selling Shareholders to resell these Shares when each deems appropriate. The Selling Shareholders may resell all, a portion, or none of the Shares, at any time and from time to time. The Selling Shareholders may also sell, transfer or otherwise dispose of some or all of the Shares in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). We do not know when or in what amounts the Selling Shareholders may offer any Shares for sale under this reoffer prospectus. This reoffer prospectus does not constitute a commitment by the Selling Shareholders to sell all or any of the stated number of their Shares, and the actual number of Shares offered and sold will be determined from time to time by each Selling Shareholder at his or her sole discretion. Each of the Selling Shareholders has voting and investment control power over his or her Shares. Although a person’s name is included in the table below, neither that person nor we are making an admission that the named person is our “affiliate.”

The following table sets forth: (i) the name of each Selling Shareholder; (ii) the number and percentage of our Common Shares that the Selling Shareholder beneficially owned as of March 4, 2024 prior to the offering for resale of the Shares under this reoffer prospectus; (iii) the number of Shares that may be offered for resale for the account of the Selling Shareholder under this reoffer prospectus; and (iv) the number and percentage of Common Shares to be beneficially owned by the Selling Shareholder after the offering of the resale shares (assuming all of the offered resale Shares are sold by such Selling Shareholder (whether vested or unvested)). The percentages appearing in the column entitled “Number of Shares Beneficially Owned After the Offering” are based on 226,184,932 Common Shares outstanding as of January 1, 2024. Common Shares that may be acquired by the Selling Shareholder pursuant to previous grants under the Plans, whether vested or unvested, that constitute Shares are deemed to be outstanding and to be beneficially owned by the Selling Shareholder holding such Shares for the purposes of computing the percentage ownership of such Selling Shareholder but are not treated as outstanding for the purposes of computing the percentage ownership of each of the other Selling Shareholders. The actual number of Shares beneficially owned prior to and after the offering is subject to adjustment and could be materially less or more than the estimated amount indicated depending upon factors, which we cannot predict at this time.

The Selling Shareholders are not required to sell any Shares and there is no assurance that any of the Selling Shareholders will sell any or all of the Shares covered by this reoffer prospectus. We are not aware of any agreements, arrangements or understandings with respect to the sale or other disposition of any of the Shares covered hereby.

Name of Selling Shareholder	Number of Shares Beneficially Owned Prior to Offering(1)		Number of Shares Being Registered for	Number of Shares Beneficially Owned After the Offering(3)
	Number	Percent	Resale(2)	Number	Percent
Sheila Colleen Bair (4)	38,841	0%	30,967	7,874	0%
Nathan Baguio (5)	336,567	0%	291,446	45,121	0%
Dominik Beckman(6)	10,083	0%	10,083	0	0%
Eric Pansegrau (7)	15,928	0%	15,928	0	0%
Suzanne Schwartz (8)	6,312	0%	6,312	0	0%
Rod Copes (9)	30,981	0%	30,981	0	0%

(1)	In computing the number of shares of Common Shares beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Common Shares subject to options, deferred share units, performance share units, and restricted share units or other derivative securities held by that person that are exercisable, vested or convertible as of March 4, 2024 or that will become exercisable, vested or convertible within 60 days after March 4, 2024, but we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.

(2)	The numbers of Common Shares reflect all Common Shares acquired or issuable to a person pursuant to applicable grants previously made under the Plans irrespective of whether such grants are exercisable, vested or convertible as of March 4, 2024 or will become exercisable, vested or convertible within 60 days after March 4, 2024.

(3)	In computing the number of Common Shares beneficially owned by a person and the percentage ownership of that person following the offering, we deemed to be outstanding all Common Shares then subject to options, deferred share units, performance share units, and restricted share units or other derivative securities held by that person that are vested, exercisable or convertible as of March 4, 2024 or that would become vested, exercisable or convertible within 60 days after March 4, 2024, but we did not deem these Common Shares outstanding for the purpose of computing the percentage ownership of any other person. We further presumed that the person sold all Shares eligible to be resold in this offering irrespective any applicable vesting, exercisability or conversion limitations, but retained ownership of all other Common Shares beneficially owned as of March 4, 2024.

(4)	Sheila Colleen Bair’s beneficial ownership includes (i) 3,937 Common Shares held of record as of March 4, 2024, (ii) 30,967 options to purchase Common Shares, which have vested as of March 4, 2024, and (iii) 3,937 Common Shares purchase warrants expiring December 15, 2027.

(5)	Nathan Baguio’s beneficial ownership includes (i) 45,121 Common Shares held of record as of March 4, 2024, and (ii) 291,446 options to purchase Common Shares, which have vested or will vest within 60 days of March 4, 2024.

(6)	Dominik Beckman’s beneficial ownership 10,083 options to purchase Common Shares, which have vested or will vest within 60 days of March 4, 2024

(7)	Eric Pansegrau’s beneficial ownership includes 15,928 options to purchase Common Shares, which have vested or will vest within 60 days of March 4, 2024.

(8)	Suzanne Schwartz’s beneficial ownership includes 6,312 options to purchase Common Shares, which have vested or will vest within 60 days of March 4, 2024.

(9)	Rod Cope’s beneficial ownership includes 30,981 Common Shares held of record by Copes & Copes Company, for which Rod Cope exercises voting and dispositive power.

PLAN OF DISTRIBUTION

The purpose of this reoffer prospectus is to allow the Selling Shareholders to offer for sale and sell all or a portion of each individual’s Shares. The Selling Shareholders may sell the Common Shares registered pursuant to this reoffer prospectus directly to purchasers or through broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder or the purchasers. These commissions as to any particular broker-dealer or agent may be in excess of those customary in the types of transactions involved. Neither we nor the Selling Shareholders can presently estimate the amount of this compensation.

The Common Shares offered under this reoffer prospectus may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve block transactions, on any national securities exchange on which the Common Shares may be then-listed.

The aggregate proceeds to each Selling Shareholder from the sale of the Shares will be the purchase price of the Common Shares less discounts and commissions, if any. The Selling Shareholders reserve the right to accept and, together with his, her or its agents from time to time, to reject, in whole or in part, any proposed purchase of the Shares to be made directly or through agents. We will not receive any of the proceeds from a sale of the Shares by the Selling Shareholders.

The Selling Shareholders and any broker-dealers or agents that participate in the sale of the Shares may be deemed to be “underwriters” under the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Shares may be underwriting discounts and commissions under the Securities Act. If a Selling Shareholder is an “underwriter” under the Securities Act, the Selling Shareholder will be subject to the prospectus delivery requirements of the Securities Act.

Any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 of the Securities Act rather than pursuant to this reoffer prospectus.

There can be no assurance that the Selling Shareholders will sell any or all of the securities offered by them hereby.

LEGAL MATTERS

The validity of the Shares being offered by this prospectus has been passed upon by Stikeman Elliott LLP, counsel to Lion as to Canadian law. We have been advised on U.S. securities matters by Troutman Pepper Hamilton Sanders LLP.

EXPERTS

The consolidated financial statements of the Company for the year ended December 31, 2023 were audited by Raymond Chabot Grant Thornton LLP / Raymond Chabot Grant Thornton S.E.N.C.R.L., independent registered public accounting firm. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INDEMNIFICATION

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the Company pursuant to provisions of our articles, or otherwise, we have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, Lion is required to file or furnish reports and other information with the SEC, including annual reports on Form 40-F and reports on Form 6-K. Our Commission filings, including the complete registration statement of which this prospectus is a part, are available to the public from commercial document retrieval services and also available at the Internet website maintained by the Commission at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. The following documents are incorporated by reference into this reoffer prospectus:

(a)	The Company’s Annual Report on Form 40-F for the fiscal year ended December 31, 2023, filed with the Commission on February 29, 2024;

(b)	The Company’s Reports on Form 6-K including the Company’s management information circular dated April 19, 2023 for the Company’s annual meeting of shareholders held on May 30, 2023, furnished to the Commission on May 1, 2023; and

(c)	The description of the Company’s Common Shares contained under the caption “Description of Capital Structure” in the Company’s Annual Information Form for the fiscal year ended December 31, 2023, filed as Exhibit 99.1 to the Company’s Annual Report on Form 40-F for the fiscal year ended December 31, 2023 filed with the Commission on February 29, 2024.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a documents states that one of its exhibits is incorporated into the document itself). Such request should be directed to:

The Lion Electric Company

921 chemin de la Rivière-du-Nord

Saint-Jérôme, Québec, J7Y 5G2

Canada

450-432-5466 ext. 171

Attn: Isabelle Adjahi

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

Part I — Information Required in the Section 10(a) Prospectus

Item 1.	Plan Information. *

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the United States Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II — Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The following documents filed by The Lion Electric Company (the “Company,” “Lion,” “we,” “us” or “our”) with the Commission are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 40-F for the fiscal year ended December 31, 2023, filed with the Commission on February 29, 2024;

(b)	The Company’s Reports on Form 6-K including the Company’s management information circular dated April 19, 2023 for the Company’s annual meeting of shareholders held on May 30, 2023, furnished to the Commission on May 1, 2023; and

(c)	The description of the Company’s Common Shares contained under the caption “Description of Capital Structure” in the Company’s Annual Information Form for the fiscal year ended December 31, 2023, filed as Exhibit 99.1 to the Company’s Annual Report on Form 40-F for the fiscal year ended December 31, 2023 filed with the Commission on February 29, 2024.

(d)	All documents filed by the Registrant pursuant to Section 13(a)or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Under the Business Corporations Act (Québec) (the “QBCA”) and the Registrant’s bylaws, the Registrant must indemnify its current or former directors or officers or another individual who acts or has acted at its request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with the Registrant or another entity. The QBCA also provides that the Registrant must advance moneys to such individual for costs, charges and expenses incurred in connection with such a proceeding; provided that such individual shall repay such payment if he or she does not fulfill the conditions described below.

Indemnification is prohibited under the QBCA unless the individual:

•	acted with honesty and loyalty in the Registrant’s interests, or in the interest of the other group for which the individual acted as director or officer or in a similar capacity at the Registrant’s request; and

•	in the case of a proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

The QBCA and the Registrant’s bylaws authorize the Registrant to purchase and maintain insurance for the benefit of each of its current or former directors or officers and each person who acts or has acted at the Registrant’s request as a director, officer or an individual acting in a similar capacity of the Registrant, or of any subsidiary of the Registrant.

In addition, the Registrant entered into separate indemnity agreements with each of its directors and officers. These indemnity agreements, among other things, require the Registrant to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as a director or officer, or any subsidiary of the Registrant.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission (the “Commission”) such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

Shares previously issued pursuant to awards granted prior to the filing of this Registration Statement that constitute “restricted securities” were issued to directors, officers, employees and consultants in non-public offerings in reliance upon Section 4(a)(2) of the Securities Act.

Item 8.	Exhibits.

An Exhibit Index appears on page 10 hereof and is incorporated herein by reference.

Item 9.	Undertakings.

(a)         The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Articles of the Registrant, dated May 6, 2021 (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form F-1 filed with the Commission on May 28, 2021 (File no. 333-256633)).

4.2	By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form F-1 filed with the SEC on May 28, 2021 (File no. 333-256633)).

4.3	The Lion Electric Company Omnibus Incentive Plan, effective as of May 6, 2021 (incorporated herein by reference to Exhibit 10.3 to the Registration Statement on Form F-1 filed with the Commission on May 28, 2021 (File no. 333-256633)).

4.4	The Lion Electric Company Second Amended and Restated Stock Option Plan for Directors, Executive Officers, Employees and Consultants of the Registrant, effective as of May 6, 2021 (incorporated herein by reference to Exhibit 10.13 to the Registration Statement on Form F-1 filed with the Commission on May 28, 2021 (File no. 333-256633)).

5.1	Opinion of Stikeman Elliott LLP.

23.1	Consent of Stikeman Elliott LLP (contained in Exhibit 5.1 hereto).

23.2	Consent of Raymond Chabot Grant Thornton LLP (PCAOB No. 1232).

24.1	Powers of Attorney (included on the signature page of this registration statement).

107.1	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saint-Jérôme, Province of Québec, Canada, on March 4, 2024.

THE LION ELECTRIC COMPANY

By:	/s/ Marc Bedard
Name: Marc Bedard
Title: Chief Executive Officer
(Principal Executive Officer)

POWERS OF ATTORNEY AND SIGNATURES

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Marc Bedard and Richard Coulombe, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name and on his behalf as a director and/or officer of The Lion Electric Company to prepare, execute and deliver any and all amendments, including post-effective amendments, and supplements to this registration statement on Form S-8, including any amendment to this registration statement for the purpose of registering additional shares in accordance with General Instruction E to Form S-8, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith (including any necessary amendments thereof), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act necessary or desirable to be done in connection with the above-described matters, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on March 4, 2024.

Signature	Title

/s/ Marc Bedard	Founder, Chief Executive Officer & Director
Marc Bedard	(principal executive officer)

/s/ Richard Coulombe	Chief Financial Officer
Richard Coulombe	(principal financial officer)

/s/ Latasha Akoma	Director
Latasha Akoma

/s/ Sheila Colleen Bair	Director
Sheila Colleen Bair

/s/ Dane L. Parker	Director
Dane L. Parker

/s/ Ann L. Payne	Director
Ann L. Payne

Director
Pierre-Olivier Perras

/s/ Michel Ringuet	Lead Director
Michel Ringuet

Director
Lorenzo Roccia

/s/ Pierre Wilkie	Director
Pierre Wilkie

/s/ Pierre Larochelle	Director and Chairman of the Board
Pierre Larochelle

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Form S-8, solely in its capacity as duly authorized representative of the Lion Electric Company in the United States, on March 4, 2024.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director